UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2018, the Board of Directors (“Board”) of Spirit Airlines, Inc. (the “Company) appointed Scott M. Haralson as Senior Vice President and Chief Financial Officer of the Company, effective October 16, 2018. In that role, he will succeed Edward (Ted) M. Christie III who was promoted to President and Chief Financial Officer on January 1, 2018 and who will become President and Chief Executive Officer on January 1, 2019. A copy of the Company’s press release of October 17, 2018 is attached as Exhibit 99.1.

Mr. Haralson, age 45, has served as the Company’s Vice President Financial Planning and Analysis and Corporate Real Estate since August 2017 and, prior to that, as its Vice President Financial Planning and Analysis since he joined the Company in April 2012. From January 2010 to August 2012, Mr. Haralson served as the Director of Finance for Dish Network and from January 2009 to January 2010, as the Director of Financial Planning and Analysis for Frontier Airlines. He also served as Chief Financial Officer at Guardian Gaming from March 2008 to January 2009 and at Swift Aviation from July 2006 to March 2008. From August 2000 to July 2006, Mr. Haralson served in various financial management positions at America West and US Airways

Under the terms of an offer letter between the Company and Mr. Haralson, Mr. Haralson’s annual base salary will be $325,000, subject to such increases as the Board may determine in its discretion (with the first review occurring on or about February 1, 2020). He will be eligible for an annual performance-based bonus opportunity with a target achievement of 70% of his annual base salary, with actual payment ranging from 0% to 200% of said target. In connection with his appointment, Mr. Haralson will receive an off-cycle equity-based grant of restricted stock units having a grant date value of $50,000 and vesting 50%, 25% and 25% on the second, third and fourth anniversaries of the grant date. He will be entitled to receive annual long-term incentive awards in accordance with the Company’s normal executive compensation practices. It is contemplated that the 2019 annual long-term incentive award at the Senior Vice President level will have a grant date target range value of $225,000 to $675,000 and will be split 40/60 between restricted stock units, vesting 25% annually over four years, and performance share units, to be settled in shares of Company common stock after a three-year measurement period. The one-time off-cycle grant and any subsequent annual grants will be subject to the terms of the Company’s 2015 Incentive Award Plan and the respective award agreements.

Mr. Haralson will be entitled to the vacation, travel and other benefits afforded to other senior executives of the Company. He will be eligible for coverage under the Company’s 2017 Executive Severance Plan. He also will be subject to customary covenants relating to Company confidential and proprietary information and trade secrets, and to customary non-solicitation, and non-disparagement covenants.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.     Description
99.1        Press Release dated October 17, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 17, 2018

SPIRIT AIRLINES, INC.
By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.     Description
99.1        Press Release dated October 17, 2018.